UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2011

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In conjunction with the closing of the sale of its subsidiary, EquiTrust Life Insurance Company ("EquiTrust Life"), as described in Item 2.01 below, on December 30, 2011, FBL Financial Group, Inc. ("FBL Financial Group") satisfied and discharged (i) the indenture, dated as of April 12, 2004 (the "2014 Indenture"), between FBL Financial Group and Deutsche Bank Trust Company Americas, as trustee, relating to FBL Financial Group's outstanding 5.85% Senior Notes due 2014 (the "2014 Notes"), and (ii) the indenture, dated as of March 12, 2007 (the "2017 Indenture"), between FBL Financial Group and Commerce Bank, as successor trustee to LaSalle Bank National Association, as trustee, relating to FBL Financial Group's outstanding 5.875% Senior Notes due 2017 (the "2017 Notes").

The satisfaction and discharge of the 2014 Indenture and 2017 Indenture occurred in connection with the make-whole redemption of the 2014 Notes and the 2017 Notes on January 30, 2012 as described in FBL Financial Group's current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 7, 2011.

Summaries of the terms of the 2014 Indenture and the 2017 Indenture are included in FBL Financial Group's prospectuses filed with the SEC on June 17, 2004 and on June 13, 2007, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2011, FBL Financial Group closed the previously announced sale of EquiTrust Life to a controlled affiliate of Guggenheim Partners, LLC in an all-cash transaction with initial sale proceeds of $471.4 million. The initial sale proceeds of $471.4 million consist of the preliminary purchase price of $440 million increased by $31.4 million for the closing net worth adjustment, calculated as the estimated change in EquiTrust Life's adjusted statutory net worth for the nine-month period since March 31, 2011. The final price will be determined after the year-end statutory balance sheet is completed for EquiTrust Life and a further post-closing adjusted statutory net worth reconciliation is calculated.

In connection with the transaction, FBL Financial Group will provide certain transition services to EquiTrust Life following the closing for a period of six months, subject to extensions by EquiTrust Life for up to an additional six-month period.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of FBL Financial Group as of September 30, 2011 and the unaudited pro forma consolidated statements of operations of FBL Financial Group for the nine months ended September 30, 2011 and for the three years ended December 31, 2010, 2009 and 2008 and notes thereto are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

99.1 - Unaudited Pro Forma Consolidated Balance Sheet of FBL Financial Group as of September 30, 2011 and the Unaudited Pro Forma Consolidated Statements of Operations of FBL Financial Group for the nine months ended September 30, 2011 and for the three years ended December 31, 2010, 2009 and 2008 and notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: January 6, 2012

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No:    Description

Exhibit 99.1    Unaudited Pro Forma Consolidated Balance Sheet of FBL Financial Group as of September 30, 2011
and the Unaudited Pro Forma Consolidated Statements of Operations of FBL Financial Group for the nine months ended September 30, 2011 and for the three years ended December 31, 2010, 2009 and 2008 and notes thereto.